Consent of Independent Registered Public Accounting Firm

Naked Brand Group, Inc
New York, New York

We hereby consent to the use in the Prospectusconstituting a part of this Registration Statement on Form S-1 (File No. 333-198643) of our report dated May 14, 2014, relating to the consolidated financial statements of Naked Brand Group Inc., which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO CANADA LLP

BDO CANADA LLP
Vancouver, Canada

July 31, 2015